UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2007
Date of Report (Date of earliest event reported)

AQUA SOCIETY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50163	52-2357931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Konrad - Adenauer Strasse 9-13
45699 Herten, Germany		_________________
(Address of principal executive offices)		(Zip Code)

011-49-6031-791-760
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Grant of 3,000,000 Options Pursuant to the 2006 Stock Incentive Plan

On June 7, 2007, the Board of Directors of Aqua Society, Inc. (the “Company”) approved the grant of the following options to the following executive officers and directors of the Company:

	Total Number of Shares	Exercise Price
Name	Subject to Options	Per Share

Robert Terberg	1,650,000	$0.23
CEO, President, CFO, Treasurer, Secretary
& Director

Hugo Van Der Zee	1,350,000	$0.23
Chairman of the Board of Directors

The options are fully vested and exercisable at a price of $0.23 US per share for a term of two years expiring June 7, 2009.

Copies of the option agreements between the Company and each of the above optionees are attached as exhibits to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Non-Qualified Stock Option Agreement between Aqua Society, Inc. and Robert Terberg dated effective as of June 7, 2007.

10.2	Non-Qualified Stock Option Agreement between Aqua Society, Inc. and Hugo J.A. Terberg dated effective as of June 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA SOCIETY, INC.

	By:	/s/ Robert Terberg
Date: June 13, 2007
ROBERT TERBERG
Chief Executive Officer, President, Chief Financial
Officer, Treasurer and Secretary